                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                Filed by the Registrant [X]
                Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         Optical Sensors Incorporated
           ---------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   -------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                         OPTICAL SENSORS INCORPORATED
                      7615 GOLDEN TRIANGLE DRIVE, SUITE A
                         MINNEAPOLIS, MINNESOTA 55344

TO THE STOCKHOLDERS OF OPTICAL SENSORS INCORPORATED:

  You are cordially invited to attend our Annual Meeting of Stockholders to be held on May 13, 1997, at 3:30 p.m., local time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota.

  The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.

  Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.

                                          Very truly yours,

                                          LOGO

                                          Sam B. Humphries
                                          President and Chief Executive
                                          Officer

April 4, 1997

                         PLEASE SIGN, DATE AND RETURN
                          THE ENCLOSED PROXY PROMPTLY
                        TO SAVE THE COMPANY THE EXPENSE
                          OF ADDITIONAL SOLICITATION.

                         OPTICAL SENSORS INCORPORATED
                      7615 GOLDEN TRIANGLE DRIVE, SUITE A
                         MINNEAPOLIS, MINNESOTA 55344

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997

                               ----------------

TO THE STOCKHOLDERS OF OPTICAL SENSORS INCORPORATED:

  Notice is hereby given that the Annual Meeting of Stockholders of Optical Sensors Incorporated, a Delaware corporation (the "Company"), will be held on Tuesday, May 13, 1997, at 3:30 p.m., local time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, for the following purposes:

  1. To elect six (6) persons to serve as directors until the next annual meeting of stockholders or until their respective successors shall be elected and qualified.

  2. To consider and act upon a proposal to approve the Company's Employee Stock Purchase Plan.

  3. To ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for the fiscal year ending December 31, 1997.

  4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on March 20, 1997 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          LOGO

                                          Wesley G. Peterson
                                          Secretary

April 4, 1997
Minneapolis, Minnesota

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

                         OPTICAL SENSORS INCORPORATED
                      7615 GOLDEN TRIANGLE DRIVE, SUITE A
                         MINNEAPOLIS, MINNESOTA 55344

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 13, 1997

                               ----------------

                                 INTRODUCTION

  The Annual Meeting of Stockholders of Optical Sensors Incorporated (the "Company") will be held on Tuesday, May 13, 1997, at 3:30 p.m., local time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, or at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

  A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, $.01 par value (the "Common Stock") will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Common Stock.

  Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by stockholders. Proxies that are signed by stockholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement.

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

  The Company expects that this proxy material will first be mailed to stockholders on or about April 4, 1997.

                               VOTING OF SHARES

  Only holders of the Common Stock of record at the close of business on March 20, 1997 will be entitled to vote at the Annual Meeting. On March 20, 1997, the Company had 8,349,279 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting.

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (4,174,640 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

  Holders of shares of Common Stock are not entitled to cumulate voting rights.

  The election of a nominee for director requires the approval of a plurality of the shares present and entitled to vote in person or by proxy and the approval of the other proposals described in this Proxy Statement requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

                             ELECTION OF DIRECTORS

                                  PROPOSAL 1

NOMINATION

  The Bylaws of the Company provide that the number of directors must be at least one or such other number as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors of the Company (the "Board") has set its size at six and has nominated the six individuals named below to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors have been elected and qualified. All of the nominees are current members of the Board.

  Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. In absence of other instructions, the proxies will be voted FOR the election of each of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

  The following table sets forth certain information as of February 1, 1997, which has been furnished to the Company by each of the persons who has been nominated by the Board to serve as directors for the ensuing year.

                                                                               DIRECTOR
NAME OF NOMINEE           AGE               PRINCIPAL OCCUPATION                SINCE
---------------           ---               --------------------               --------
Sam B. Humphries........   54 President and Chief Executive Officer of the       1991
                               Company
Promod Haque, Ph.D. (1).   48 Vice President and General Partner of Norwest      1992
                               Venture Capital
Peter H. McNerney (1)...   46 Executive Vice President of Coral Group, Inc.      1993
John M. Nehra (2).......   48 General Partner of New Enterprise Associates VI,   1992
                               L.P. and Managing General Partner of Catalyst
                               Ventures
Demetre M. Nicoloff,       63 Cardiac Surgeon and Senior Partner of Cardiac      1989
 M.D....................       Surgical Associates
Gary A. Peterson (2)....   45 President of Peterson-Spencer-Fansler Company      1990

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

OTHER INFORMATION ABOUT NOMINEES

  SAM B. HUMPHRIES has been the President, Chief Executive Officer and a Director of the Company since October 1991. From January 1988 to October 1991, he served as President and Chief Executive Officer of American Medical Systems, a medical device manufacturer which is a subsidiary of Pfizer, Inc. Mr. Humphries also served as a member of the Board of Directors of the Hospital Products Group at Pfizer, Inc. Mr. Humphries is a Director of Universal Hospital Services, Inc.

  PROMOD HAQUE, PH.D. has served as a Director of the Company since April 1992. Dr. Haque was initially elected to the Board in connection with the purchase by Norwest Equity Partners IV of stock of the Company as required by the purchase agreement under which such shares of stock were issued. This requirement has expired. Since 1989, Dr. Haque has been employed by Norwest Venture Capital, a venture capital firm, and currently serves as its Vice President and General Partner. Prior to joining Norwest, Dr. Haque had over 18 years experience in management, sales, product development and marketing with various companies including Siemens Medical Inc., Thorn-EMI, Emergent Corporation and Dimensional Medicine, Inc. Dr. Haque currently serves as a Director of Connect, Inc., Raster Graphics, Inc., Forte Software, Inc., Prism Solutions, Inc., Transaction Systems Architects, Inc., Tivoli Systems, Inc. and several privately held companies.

  PETER H. MCNERNEY has been a Director of the Company since June 1993. Mr. McNerney was initially elected to the Board in connection with the purchase by Coral Partners II of stock of the Company as required by the purchase agreement under which such shares of stock were issued. This requirement has expired. Since July 1992, Mr. McNerney has been a General Partner of the General Partner of Coral Partners II. Mr. McNerney is the Executive Vice President of Coral Group, Inc., a manager of venture capital partnerships. From 1989 through June 1992, Mr. McNerney was the Managing Partner and a founder of The Kensington Group, a provider of management services to health care companies. Mr. McNerney currently serves as a Director of Aksys, Ltd., Biomira, Inc. and Cerus Corporation.

  JOHN M. NEHRA has been a Director of the Company since April 1992. Mr. Nehra was initially elected to the Board in connection with the purchase by Catalyst Ventures Limited Partnership and New Enterprise Associates V Limited Partnership of stock of the Company as required by the purchase agreement under which such shares of stock were issued. This requirement has expired. Since December 1993, Mr. Nehra has been a general partner of New Enterprise Associates VI, L.P., a venture capital firm, and since 1989, Mr. Nehra has been the Managing General Partner of Catalyst Ventures Limited Partnership, a venture capital firm. From 1983 to 1989, Mr. Nehra was a Managing Director of Alex. Brown & Sons Incorporated, an investment banking firm, and was responsible for its Capital Markets Group, including health care corporate finance. Mr. Nehra is also a Director of VIVRA Incorporated, Summit Medical Systems, Inc. and Iridex Corporation.

  DEMETRE NICOLOFF, M.D. has been a Director of the Company since July 1989. Dr. Nicoloff has been a cardiac surgeon for more than 15 years, and is presently a Senior Partner of Cardiac Surgical Associates with practices at the Minneapolis Heart Institute and the St. Paul Heart and Lung Institute. Dr. Nicoloff is a member of the Board of Directors of Possis Medical, Inc. and Applied Biometrics Inc.

  GARY A. PETERSON has been a Director of the Company since June 1990. Mr. Peterson has been the President of Peterson-Spencer-Fansler Company, a capital sourcing and operational consulting company since 1991. Mr. Peterson is also a General Partner of PSF Advisors, the General Partner of PSF Health Care Fund L.P., a venture capital limited partnership, and President and Chief Executive Officer of BATON Development, Inc., a virtual incubator for medical products. He was also President of Peterson-Spencer-Fansler Investments, Inc., a registered broker-dealer and a registered investment advisor. From 1986 through 1994, Mr. Peterson served as President of Genesis Venture Development, Inc., a venture capital fund management company. Mr. Peterson was a founder of Angiomedics Incorporated and served in the capacities of Chief Operating Officer and Executive Vice President from its inception in 1983 to 1986 at which time Angiomedics was acquired by Pfizer, Inc. Mr. Peterson continues to be a director of numerous medical product and health care service companies.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  The Board of Directors met six times during 1996. All of the Directors attended 75% or more of the meetings of the Board and all such committees on which they served during 1996.

  The Board has established an Audit Committee and a Compensation Committee. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of the Company, and reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee consists of Dr. Haque and Mr. McNerney, and it met one time during fiscal 1996.

  The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company's directors, executive officers and key managers, and acts on such other matters relating to their compensation as it deems appropriate. In addition, the Compensation Committee administers the Company's stock option plans, pursuant to which incentive stock options and non-statutory stock options may be granted to eligible key employees, officers, directors and consultants of the Company. It is also intended that the Compensation Committee will administer the Company's Employee Stock Purchase Plan. The Compensation Committee consists of Mr. Nehra and Mr. Peterson, and it met one time during fiscal 1996. See "Executive Compensation and Other Benefits--Compensation Committee Report on Executive Compensation."

DIRECTOR COMPENSATION

  Directors of the Company receive no cash compensation for their services as members of the Board of Directors, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed. Prior to October 1995, the Company's 1993 Stock Option Plan provided for the automatic grant to each director who is not an employee of the Company an option to purchase 888 shares of Common Stock on each anniversary of their initial election to the Board, which became exercisable one year after the date of the grant. On October 3, 1995, this provision in the 1993 Stock Option Plan was terminated and all of the non-employee directors of the Company were granted an option to purchase 15,555 shares of Common Stock at a price of $2.70 per share. These options become exercisable, on a cumulative basis, with respect to 25% of the shares covered by the option, on each of the first four anniversary dates of the grant.

                     PRINCIPAL STOCKHOLDERS AND BENEFICIAL
                            OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 12, 1997, unless otherwise noted, (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) by each director; (c) by each executive officer named in the Summary Compensation Table; and (d) by all executive officers and directors of the Company as a group.

                                                       SHARES OF COMMON STOCK
                                                       BENEFICIALLY OWNED(1)
                                                       ---------------------------
                                                                     PERCENT OF
NAME                                                     AMOUNT       CLASS(2)
----                                                   ------------- -------------
Norwest Venture Capital(3)...........................        863,367       10.3%
New Enterprise Associates V, Limited Partnership,
 Catalyst Ventures, Limited Partnership and Chemicals
 and Materials Enterprise Associates, Limited
 Partnership(4)......................................        486,216        5.8%
Trustees of the General Electric Pension Trust(5)....        476,190        5.7%
Coral Partners II, a limited partnership(6)..........        444,859        5.3%
Sam B. Humphries(7)..................................        176,154        2.1%
Promod Haque, Ph.D.(8)...............................        870,142       10.4%
Peter H. McNerney(9).................................        453,058        5.4%
John M. Nehra(10)....................................         73,785       *
Demetre M. Nicoloff, M.D.(11)........................         61,341       *
Gary A. Peterson(12).................................         92,941        1.1%
Paulita M. LaPlante(13)..............................         50,975       *
Byron (Buzz) Moran...................................         46,888       *
Wesley G. Peterson(14)...............................         50,717       *
All directors and executive officers as a group (9
 persons)(15)........................................      1,876,001       22.0%

--------
   * Less than 1% of the outstanding shares.
(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options but are not deemed outstanding for computing the percentage of any other person or group.
(2) Based on 8,349,279 shares of Common Stock outstanding as of March 12, 1997.
(3) Includes 366,833 shares held of record by Norwest Equity Partners IV and 453,225 shares held of record by Norwest Equity Partners V. Also includes 32,564 and 10,744 shares issuable upon exercise of outstanding warrants held by Norwest Equity Partners IV and Norwest Equity Partners V, respectively. Itasca Partners is the general partner of Norwest Equity Partners IV and may be deemed to be the beneficial owner of shares held by Norwest Equity Partners IV. Itasca Partners V is the general partner of Norwest Equity Partners V and may be deemed to be the beneficial owner of shares held by Norwest Equity
    Partners V. Daniel J. Haggerty, by virtue of his affiliation with Norwest Equity Partners IV and Norwest Equity Partners V, may be deemed to be the beneficial owner of shares held by Norwest Equity Partners IV and Norwest Equity Partners V; however he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. John E. Lindahl and George J. Still, by virtue of their affiliation with Norwest Equity Partners V, each may be deemed to be the beneficial owner of shares held by Norwest Equity Partners V; however they disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein. The address of Norwest Venture Capital and the other named individuals is 2800 Piper Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402. Promod Haque, Ph.D., a director of the Company, is a general partner of Itasca Partners and Itasca Partners V and is an officer of Norwest Venture Capital Management, Inc. Does not include shares held of record by Dr. Haque. See note (8) below.
(4) Based on a Schedule 13G dated February 10, 1997. Catalyst Ventures,
    Limited Partnership ("Catalyst") is the record owner of 31,365 shares of Common Stock and holds warrants to purchase an aggregate of 33,625 shares; New Enterprise Associates IV, Limited Partnership ("NEA IV"), which is a general partner of Catalyst, is the record owner of 106 shares; New Enterprise Associates V, Limited Partnership ("NEA V") is the record owner of 281,924 shares and holds warrants to purchase an aggregate of 40,551 shares; Chemicals and Materials Partners, Limited Partnership ("CMEA") is the record owner of 97,018 shares and holds a warrant to purchase 1,627 shares. As a general partner of Catalyst and the holder of 106 shares, NEA IV may be deemed to own beneficially shares owned of record by Catalyst and NEA IV. As the sole general partner of NEA IV, which is the general partner of Catalyst and the holder of shares owned by NEA IV, NEA Partners IV, Limited Partnership ("NEA Partners IV") may be deemed to own beneficially shares held of record by Catalyst and NEA IV. As the sole general partner of NEA V, NEA Partners V, Limited Partnership ("NEA Partners V") may be deemed to own beneficially shares held of record by NEA V. As a general partner of CMEA, NEA Chemicals and Materials Partners, Limited Partnership ("CMEA Partners") may be deemed to own beneficially the shares held of record by CMEA. By virtue of their relationship as affiliated limited partnerships, certain of whose general partners share some of the same individual general partners, each of Catalyst, NEA IV, NEA V and CMEA and their general partners, NEA Partners IV, the sole general partner of NEA IV, NEA Partners V, the sole general partner of NEA V, and CMEA Partners, a general partner of CMEA, share voting and investment power with respect to and may be deemed to own beneficially all of the shares held of record by Catalyst, NEA IV, NEA V and CMEA, for a total of 486,216 shares. John Nehra, a director of the Company, is a general partner of Catalyst. Does not include shares held of record by Mr. Nehra. The address of the foregoing entities is 1119 St. Paul Street, Baltimore, Maryland 21202. See note (10) below.
(5) Based on a Schedule 13G dated February 14, 1997. General Electric Investment Corporation ("GEIC") is the investment advisor to the Trustees of the General Electric Pension Trust ("GEPT") and may be deemed a beneficial owner of such shares. GEPT and GEIC share voting and investment power with respect to such shares. The address of GEPT and GEIC is 3003 Summer Street, Stamford, Connecticut 06904-7900.
(6) Includes 4,034 shares issuable upon exercise of outstanding warrants held by Coral Partners II, a limited partnership ("Coral Partners II") and
    6,220 shares issuable upon exercise of options held by Coral Group Inc. ("Coral"). Coral Management Partners II, Limited Partnership ("CMP II"), is the general partner of Coral Partners II. Coral is the management company of CMP II. Mr. McNerney is a general partner of CMP II and a shareholder and officer of Coral. Mr. McNerney may be deemed to share beneficial ownership with respect to such shares; however, he disclaims beneficial ownership except to the extent of his pecuniary interest therein. Does not include any shares held of record by Mr. McNerney. The address of Coral Partners II is 60 South 6th Street, Suite 3510, Minneapolis, Minnesota 55402. See note (9) below.
(7) Includes 227 shares issuable upon exercise of outstanding warrants held by Mr. Humphries. Mr. Humphries' address is 7615 Golden Triangle Drive, Suite A, Minneapolis, Minnesota 55344.
(8) Includes 6,775 shares issuable upon exercise of outstanding options held by Dr. Haque. Also includes all shares beneficially owned by Norwest
    Equity Partners IV and Norwest Equity Partners V, as to which shares Dr. Haque disclaims beneficial ownership except to the extent of any pecuniary interest therein. Dr. Haque's business address is Norwest Venture Capital, 245 Litton Avenue, Suite 250, Palo Alto, California 94301. See note (3) above.
(9) Includes all shares beneficially owned by Coral Partners II, as to which Mr. McNerney disclaims any beneficial ownership except to the extent of any pecuniary interest therein. Mr. McNerney has the same business address as Coral Partners II. See note (6) above.
(10) Includes 6,775 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Nehra. Also includes all shares beneficially owned by Catalyst, of which Mr. Nehra is a general partner and as to which Mr. Nehra disclaims any beneficial ownership except to the extent of any pecuniary interest therein. Mr. Nehra has the same business address as Catalyst. See note (4) above.
(11) Includes 8,195 shares issuable upon exercise of outstanding stock options and warrants held by Dr. Nicoloff.
(12) Includes 12,765 shares issuable upon exercise of outstanding options and warrants held by Mr. Peterson. Also includes 68,796 shares held of record by PSF Health Care Fund L.P. ("PSF"), 555 shares issuable upon exercise of options held by PSF, as to which Mr. Peterson disclaims any beneficial ownership except to the extent of any pecuniary interest therein. PSF Advisors is the general partner of PSF, and Mr. Peterson is a general partner of PSF Advisors.
(13) Includes 48,889 shares issuable upon exercise of outstanding options held by Ms. LaPlante.
(14) Includes 11,689 shares issuable upon exercise of outstanding options held by Mr. Peterson.
(15) Includes 183,054 shares issuable upon exercise of outstanding options and warrants held by officers and directors or their affiliates. Also includes all shares beneficially owned by Norwest Equity Partners IV, Norwest Equity Partners V, Catalyst, Coral Partners II, Coral and PSF.
     See notes (3), (4), (6) and (12) above.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Company's Chief Executive Officer and the executive officers of the Company, all of whom received or earned cash and non-cash salary and bonus of more than $100,000 for the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                              ANNUAL COMPENSATION           COMPENSATION
                                    ---------------------------------------  SECURITIES    ALL OTHER
                                                             OTHER ANNUAL    UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR SALARY($) BONUS($) COMPENSATION($)  OPTIONS(#)      ($)(1)
---------------------------         ---- --------- -------- --------------- ------------  ------------
Sam B. Humphries                    1996 $175,717  $46,126      $6,000(2)      27,222        $2,365
President and Chief Executive Of-
 ficer                              1995  172,992   60,000       6,000(2)     272,222         2,110
                                    1994  172,992        0       6,000(2)           0         1,800
Paulita M. LaPlante                 1996  114,316   27,000           0          8,889             0
Vice President of Worldwide Sales,  1995   94,630   28,000           0         88,888             0
Marketing and Business Development  1994   80,400        0           0          2,500(3)          0
Byron (Buzz) Moran                  1996  130,000   25,000      47,122(4)      11,722             0
Vice President of Research and      1995  130,000   25,000      40,927(4)     117,222             0
Development and Operations          1994   41,000        0      11,537(4)      48,915(3)          0
Wesley G. Peterson                  1996   97,000   24,000           0          6,044             0
Chief Financial Officer, Vice
 President                          1995   85,854   26,000           0         60,444             0
of Finance and Administration       1994   80,900        0           0          2,222(3)          0

--------
(1) Consists of life insurance premiums paid by the Company on behalf of Mr. Humphries.
(2) Consists of a car allowance of $500 per month.
(3) Such options were canceled in August 1995.
(4) Consists of amounts reimbursed by the Company for relocation and temporary living expenses.

OPTION GRANTS AND EXERCISES

  The following tables summarize option grants and exercises during the year ended December 31, 1996 to or by the Named Executive Officers and the potential realizable value of the options held by such persons at December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL
                                                                          REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL
                                                                           RATES OF STOCK
                                                                                PRICE
                                                                          APPRECIATION FOR
                                      INDIVIDUAL GRANTS (1)                OPTION TERM(2)
                         ------------------------------------------------ -----------------
                          NUMBER OF
                         SECURITIES  PERCENT OF TOTAL EXERCISE
                         UNDERLYING  OPTIONS GRANTED  OR BASE
                           OPTIONS     TO EMPLOYEES    PRICE   EXPIRATION
NAME                     GRANTED (#)  IN FISCAL YEAR   ($/SH)     DATE       5%      10%
----                     ----------- ---------------- -------- ---------- -------- --------
Sam B. Humphries........   27,222         18.0%        $6.00    9/8/2006  $102,719 $260,309
Paulita M. LaPlante.....    8,889          5.9%         6.00    9/8/2006    33,541   85,001
Byron (Buzz) Moran......   11,722          7.7%         6.00    9/8/2006    44,231  112,091
Wesley G. Peterson......    6,044          4.0%         6.00    9/8/2006    22,806   57,795

--------
(1) All of the options granted to executives were granted under the Company's 1993 Stock Option Plan. The foregoing options become exercisable at the rate of 25% of the number of shares covered by such option on each of the first four anniversary dates of the grant of such option, so long as the executive remains employed by the Company or one of its subsidiaries. To the extent not already exercisable, options under the plan become immediately exercisable in full upon certain changes in control of the Company and remain exercisable for the remainder of their term. See "Executive Compensation and Other Benefits--Change in Control Arrangements."
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table might not necessarily be achieved.

                        AGGREGATED OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                            OPTIONS AT           THE-MONEY OPTIONS AT
                             SHARES                      DECEMBER 31, 1996       DECEMBER 31, 1996(1)
                           ACQUIRED ON    VALUE      ------------------------- -------------------------
NAME                     EXERCISE (#)(2) REALIZED    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------------- --------    ----------- ------------- ----------- -------------
Sam B. Humphries........          0      $      0           0       27,222      $      0     $ 54,444
Paulita M. LaPlante.....          0             0      48,889       48,889       347,111      301,778
Byron (Buzz) Moran......     23,444       131,286(3)        0       82,055             0      522,808
Wesley G. Peterson......          0             0      11,689       33,245        82,992      205,215

--------
(1) Value based on the difference between the fair market value of the Common Stock on December 31, 1996 ($8.00) and the exercise price of the options.
(2) The exercise price may be paid in cash, pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes or, in the Compensation Committee's discretion, by delivery of a promissory note or shares of Common Stock valued at the fair market value on the date of exercise.
(3) Value based on the difference between the fair market value of the Common Stock on the date of exercise ($6.50) and the exercise price of the options ($.90).

EMPLOYMENT AGREEMENT

  The Company entered into an Employment Agreement with Mr. Humphries in October 1991. The agreement had an initial term through November 1992, and provides for automatic renewal for additional one-year periods unless either party gives notice of termination to the other not less than 60 days before the expiration of the then current term. Mr. Humphries has a current base salary of $185,000 per year, which may be increased by the Board of Directors, and is entitled to receive an annual incentive bonus at the discretion of the Board of Directors. Mr. Humphries also receives an automobile allowance of $500 per month. The agreement requires Mr. Humphries to assign to the Company patents and other proprietary rights related to the Company's business and to keep the Company's proprietary information confidential. Mr. Humphries is also prohibited from competing with the Company for a period of one year following the termination of his employment with the Company.

  In connection with the employment agreement, the Company granted Mr. Humphries stock options to purchase an aggregate of 121,162 shares of Common Stock at a price of $9.00 per share, which would have vested at various times through October 1, 1996. On August 2, 1995, the Board of Directors granted Mr. Humphries a Non-Statutory Option to purchase 272,222 shares of Common

Stock at an exercise price of $0.90 per share expiring ten years after the grant date, and canceled Mr. Humphries' prior options. This option was granted as part of a grant of options to all employees of the Company at the same exercise price. On September 1, 1995, Mr. Humphries exercised this option and paid for the shares by executing a non-recourse promissory note in the amount of $245,000 in favor of the Company, which is secured by a pledge of the shares acquired. A total of 122,499 shares are subject to forfeiture should Mr. Humphries' employment with the Company terminate prior to August 2, 1999. The fair market value of shares subject to the pledge must be at least 200% of the principal amount of the note outstanding from time to time. The note bears interest at the rate of 5.91% per year, which is payable, annually. The note becomes due on August 1, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  John M. Nehra and Gary A. Peterson served as members of the Company's Compensation Committee during 1996. Mr. Nehra is the Managing General Partner of Catalyst Ventures Limited Partnership, and Mr. Peterson is a General Partner of PSF Advisors, the General Partner of PSF Health Care Fund L.P., each of which is an investor in the Company. See "Principal Stockholders and Beneficial Ownership of Management." No other relationships existed during 1996 with respect to Mr. Nehra or Mr. Peterson that would be required to be disclosed under the rules of the Securities Act of 1933, as amended (the "Securities Act").

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors currently consists of John M. Nehra and Gary A. Peterson. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company's directors, executive officers and key managers, and acts on such other matters relating to their compensation as it deems appropriate. In addition, the Compensation Committee administers the Company's stock option plans, pursuant to which incentive stock options and non-statutory stock options may be granted to eligible key employees, officers, directors and consultants of the Company. It is also intended that the Compensation Committee will administer the Company's Employee Stock Purchase Plan.

  COMPENSATION PHILOSOPHY AND OBJECTIVES. The philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievement at the Company and individual level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has set the following objectives for the Company's executive compensation program:

  . Motivate officers to achieve desired Company performance goals by rewarding such achievements.

  . Provide a program of compensation that is competitive with comparable companies to enable the Company to attract and retain key executive talent.

  . Align the interests of the Company's executives with the interests of the Company's stockholders by linking compensation to the Company's performance and by providing the Company's executives with long-term opportunities for stock ownership.

  In determining its recommendations as to the compensation of the Company's executives, the Compensation Committee considers factors such as Company performance, both in isolation and in comparison to companies of comparable development, complexity and size; the individual performance of each executive officer; historical compensation levels at the Company; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent desired by the Company. The Compensation Committee places primary emphasis on Company performance rather than individual performance as measured against goals approved by the Compensation Committee. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

  EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, annual cash performance bonuses, and long-term incentive opportunities under the Company's stock option plans. Each element of the compensation program is discussed in greater detail below.

    Base Salary. The Compensation Committee's recommendations regarding the base salary of each executive officer of the Company, including the compensation of Mr. Humphries as Chief Executive Officer, are based on a number of factors, including the executive officer's experience and qualifications, the potential impact of the individual on the Company's performance, the level of skill and responsibility required by the individual's position and the other factors described above. Base salaries are determined for each year prior to the beginning of the year. In general, the Compensation Committee seeks to set executive officer base salaries at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Effective October 1, 1996, Mr. Humphries' base salary was increased from $173,000 to $185,000. In addition, base salaries for some of the Company's other executive officers were increased in 1996 from 1995 levels. All of these increases were based upon a review of the foregoing factors, particularly the performance of the individual officers and their base salaries relative to salaries being paid by other companies of similar size and development for officers with similar responsibilities.

    Annual Management Performance Bonuses. The Company's annual management performance bonus program is designed to provide a direct financial incentive to the Company's executive officers, including the Chief Executive Officer, for the achievement of specific Company performance goals. At the beginning of each year, the Compensation Committee establishes a maximum annual bonus, as a percentage of base salary, that the Chief Executive Officer and the other executive officers of the Company are eligible to receive and the goals against which performance will be measured in determining annual bonuses after the conclusion of the year. The amount of the annual performance bonus to be paid is based on a recommendation from the Compensation Committee to the full Board of Directors after the conclusion of the year. For 1996, the Compensation Committee approved financial and non-financial goals for the management performance bonus program. The non-financial goals for 1996 primarily related to completing various sales and marketing initiatives, completing certain product development activities, filing regulatory submissions for new products and establishing marketing relationships. These goals were established to motivate the executive officers to achieve milestones that would impact the Company's long-term value. Although the Company did not meet the financial goal with respect to revenues, the Company met or exceeded all of the other financial goals and all of the non-financial goals (except for the timing of product launch) established by the Compensation Committee at the beginning of 1996. In addition, the Company achieved a number of significant milestones that had not been part of the bonus plan. The Compensation Committee concluded that the Company's failure to generate significant revenues was largely beyond the control of the Company's officers, primarily due to a series of delays in the commercial release by the Company's development partner of a new software program. Based on the foregoing factors, the Compensation Committee recommended to the Board that 1996 bonuses for the Company's executive officers, including the Chief Executive Officer, be paid at less than the maximum level approved at the beginning of the year, and the Board approved the committee's recommendation.

    Long-Term Incentive Compensation. The Compensation Committee makes long-term incentive compensation available to the Company's executive officers, as well as all other employees of the Company, through the grant of stock options. The purpose of stock option grants is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain persons of ability to perform services for the Company, including persons performing services to the Company as executive officers. By granting stock options to executive officers and other employees, the Compensation Committee seeks to align the long- term interests of these individuals with those of the Company's stockholders by creating a strong and direct nexus between compensation and stockholder return and to enable executive officers and key managers to develop and maintain a significant ownership position in the Company. The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by Company's within the medical device industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company. All options granted by the Compensation Committee have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. In general, options vest at the rate of 25% of the shares covered by the option each year over a period of four years and remain exercisable for a period of 10 years from the date of grant, provided the individual continues to be employed by the Company. In 1996, the Compensation Committee granted options to all executive officers of the Company and key managers of the Company covering a number of shares equal to 10% of the aggregate number of shares subject to options previously granted to these individuals. The primary purpose of the 1996 stock option grants was to recognize the outstanding individual contributions being made by these individuals during a year in which the Company's revenue objectives could not be met and in recognition of the fact that annual cash bonuses were likely to be reduced as a result.

  SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation to $1,000,000. In 1996, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000, and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1,000,000.

                                          Compensation Committee

                                          John M. Nehra
                                          Gary A. Peterson

COMPARATIVE STOCK PERFORMANCE

  The graph below compares, for the period from February 14, 1996, the date of the Company's initial public offering, to December 31, 1996, the total cumulative shareholder return on the Company's Common Stock to the total cumulative return on the Standard & Poor's 500 Stock Index and a peer- group selected in good faith by the Company consisting of the following companies:
Datascope Corporation; Diametrics Medical, Inc.; i-Stat Corporation; Marquette Medical Systems, Inc.; Nellcor Puritan Bennet Incorporated; Protocol Systems, Inc.; and Spacelabs Medical, Inc. The peer group consists of public companies in the Company's industry that market arterial blood gas measurement systems or critical care patient bedside monitoring systems, and the peer-group companies were selected on that basis. The graph assumes a $100 investment in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the peer-group on February 14, 1996 and the reinvestment of all dividends.

-----------------------------------------------------------------------------
                                      February 14, 1996     December 31, 1996
-----------------------------------------------------------------------------
Optical Sensors Incorporated                 $100               $ 62.00
-----------------------------------------------------------------------------
Standard & Poor's 500 Stock Index            $100               $115.00
-----------------------------------------------------------------------------
Corporate Peer Group                         $100               $ 80.00
-----------------------------------------------------------------------------

CHANGE IN CONTROL ARRANGEMENTS

  Under the Company's 1993 Stock Option Plan, as amended (the "1993 Plan"), upon the occurrence of a "change in control" all outstanding options granted under the 1993 Plan will become and remain exercisable in full during their remaining terms regardless of whether the plan participants thereafter remain employees of the Company or a subsidiary. The acceleration of the exercisability of options under the 1993 Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments." Under the 1993 Plan, a "change in control" has occurred in the event of (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company; (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (c) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; (d) any person becomes the "beneficial owner," directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; or (e) individuals who constitute the board of directors of the Company on the effective date of the 1993 Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the 1993

Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the board of directors of the Company on the effective date of the 1993 Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such person were a member of the board of directors of the Company on the effective date of the 1993 Plan. In addition, the Compensation Committee, with the consent of any affected participant, may determine that some or all of the participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately before the effective date of the change in control over the exercise price per share of the options. In addition, certain forfeiture restrictions that apply to certain shares of Common Stock currently held by Mr. Humphries would expire upon a change in control as described above if Mr. Humphries employment with the Company was terminated following such change in control.

                              CERTAIN TRANSACTIONS

  The Company has entered into an employment agreement and a related stock option agreement covering 272,222 shares of Common Stock with Sam B. Humphries, its Chief Executive Officer. On September 1, 1995, Mr. Humphries exercised this option and paid for the shares by executing a non- recourse promissory note in the amount of $245,000 in favor of the Company, which is secured by a pledge of the shares acquired. The fair market value of shares subject to the pledge must be at least 200% of the principal amount of the note outstanding from time to time. The note bears interest at the rate of 5.91% per year, which is payable annually. The note becomes due on August 1, 1998. See "Executive Compensation and Other Benefits--Employment Agreement."

                               PROPOSAL TO ADOPT
                          EMPLOYEE STOCK PURCHASE PLAN

                                   PROPOSAL 2

  On December 3, 1996, the Board of Directors of the Company adopted the Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval by the stockholders at the Annual Meeting. The Purchase Plan provides for the purchase of Common Stock by eligible employees of the Company and its subsidiaries through payroll deductions. Under the Purchase Plan, the Company conducts a series of continuous offerings (each, an "Offering") of its Common Stock, each continuing for three months except for the initial offering period (the "Offering Period") and each beginning on February 1, May 1, August 1 and November 1 of each year, as the case may be (the "Offering Date"), and ending on the following April 30, July 31, October 31 and January 31 (the "Termination Date"), respectively. The first Offering under the Purchase Plan has an Offering Date of January 1, 1997 and a Termination Date of April 30, 1997. On each Offering Date, each eligible participating employee (the "Participant") in the Purchase Plan will be granted, by operation of the Purchase Plan, an option (a "Purchase Plan Option") to purchase as many full shares of Common Stock as can be purchased with payroll deductions authorized by the Participant and credited to the Participant's account during that Offering.

  The purpose of the Purchase Plan is to advance the interests of the Company and its stockholders by providing employees of the Company and its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of shares of Common Stock of the Company on favorable terms through payroll deductions.

  The major features of the Purchase Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Purchase Plan, a copy of which may be obtained from the Company.

SUMMARY OF THE PURCHASE PLAN

  General. Any employee of the Company or any subsidiary, including any officer, whose customary employment is for more than 20 hours per week and who is employed by the Company or a subsidiary on December 3, 1996 or if hired after such date has been continuously employed for at least one month prior to the Offering Date of the relevant Offering, will be eligible to participate in that Offering. The maximum number of shares of Common Stock reserved for sale under the Purchase Plan is 200,000 shares.

  The number and type of shares of Common Stock subject to outstanding Purchase Plan Options and the exercise price of outstanding Purchase Plan Options will be appropriately adjusted in the event such Purchase Plan Options are exercised after any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Common Stock or the like. If the total number of shares that would otherwise be subject to Purchase Plan Options granted on an Offering Date exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which Purchase Plan Options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for Purchase Plan Option grants in as uniform and equitable a manner as is practicable. If this occurs, the Company will give written notice of such reduction of the number of shares subject to the Purchase Plan Option to each affected Participant and will return any excess funds accumulated in each Participant's account as soon as practicable after the Termination Date of such Offering.

  The Purchase Plan is currently administered by the Compensation Committee (the "Committee") of the Board. Members of the Committee are appointed from time to time by the Board, serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. The Committee has the authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan.

  Participation. An eligible employee may become a Participant in the Purchase Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's Human Resources Department not less than 15 days before the Offering Date of the first Offering in which the Participant wishes to participate. Payroll deductions for a Participant will begin with the first payroll following the applicable Offering Date and will continue until the termination date of the Purchase Plan, subject to termination by the Participant at any time, as described below under the heading "Withdrawal and Termination of Employment." An otherwise eligible employee will not be granted a Purchase Plan Option under the Purchase Plan if: (i) immediately after the grant, the Participant would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary; or (ii) the rate at which the employee has elected to have payroll deductions withheld under such Purchase Plan Option would permit the Participant to purchase shares of Common Stock to accrue at a rate exceeding $25,000 of the fair market value of such shares (determined as of the Offering Date) for each calendar year in which such Purchase Plan Option is outstanding at any time. As of March 1, 1997, approximately 71 persons were eligible to participate in the Purchase Plan.

  Payroll Deductions. By completing and filing a participation form, a Participant elects to have payroll deductions made from the Participant's total compensation on each payday during the Offering Period at a rate equal to a whole percentage from 1% to 10% of the total compensation that he or she would have received on the payday; provided, however, that no Participant's payroll deductions may be less than $10.00 per pay period. No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering. A Participant may increase or decrease the rate of the Participant's payroll deductions under the Purchase Plan to a whole percentage from 1% to 10% for subsequent Offerings by completing an amended participation form at least 15 days prior to the Offering Date for which the increase or decrease is to become effective. A Participant may discontinue participation in the Purchase Plan at any time as described below under the heading "Withdrawal and Termination of Employment."

  The funds accumulated through a Participant's payroll deductions under the Purchase Plan are credited to an account established under the Purchase Plan for the Participant. These funds are held by the Company as part of its general assets, usable for any corporate purpose, and the Company is not obligated to keep these funds separate from its other corporate funds. Participants will not receive any interest from the Company for the funds accumulated from their payroll deductions under the Purchase Plan and may not make any separate cash payment or contribution to such account.

  Purchase of Shares. On each Offering Date, each Participant is granted, by operation of the Purchase Plan, a Purchase Plan Option to purchase as many shares of the Company's Common Stock that he or she will be able to purchase with the payroll deductions credited to the Participant's account during the Offering Period. Unless a Participant gives written notice as specified in the Purchase Plan or withdraws from the Purchase Plan, the Participant's Purchase Plan Option for the purchase of shares will be exercised automatically on the Termination Date for the purchase of the number of shares of Common Stock that the accumulated payroll deductions in the Participant's account on the Termination Date will purchase at the applicable price, determined in the manner described below. Any cash remaining in a Participant's account under the Purchase Plan after a purchase by the Participant of shares at the termination of each Offering Period which is insufficient to purchase a full share of Common Stock will be deemed to have purchased a fractional share of Common Stock as of the Termination Date, with such fractional share calculated to the third decimal point. Notwithstanding the foregoing, in no event may the number of shares purchased by any Participant during an Offering exceed 1,500 shares of Common Stock.

  The per share purchase price of the shares offered in a given Offering will be the lesser of 85% of the fair market value of one share of the Common Stock of the Company on the Offering Date or the Termination Date. Fair market value of the Common Stock purchased is the closing sale price of the Common Stock, rounded up to the next highest full cent, as reported by the Nasdaq National Market on the applicable date or, if no shares were traded on such day, as of the next preceding day on which there was such a trade.

  The shares purchased in the Offering will be held by Norwest Bank Minnesota, N.A. ("Norwest"), the transfer agent and registrar for the Common Stock, for the benefit of the Participants in accordance with their respective interests, and the Company will cause Norwest to deliver to each Participant, as soon as practicable after each Termination Date, a statement of such Participant's account, showing the number of shares purchased in the Offering and the total number of shares held for the Participant's account. All shares purchased by a Participant in an Offering and in any subsequent Offerings will accumulate for the benefit of the Participant until the Participant's withdrawal or termination. A Participant may request that a certificate representing the number of whole shares of Common Stock purchased under the Purchase Plan be issued by making a written request to Norwest.

  No Participant will have any interest in any shares of Common Stock subject to a Purchase Plan Option under the Purchase Plan until the Purchase Plan Option has been exercised, at which point the interest will be strictly that of a purchaser of the shares of Common Stock purchased upon such exercise, pending the credit of such shares of Common Stock to the Participant's account, as described above.

  Non-Transferability of Purchase Plan Options. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Plan Option or to receive shares of Common Stock under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary as provided in the Purchase Plan). Any such attempt at assignment, transfer, pledge or other disposition will have no effect, except that the Company may treat such act as an election to withdraw funds, in which case the provisions described below under the heading "Withdrawal and Termination of Employment" will apply.

  Withdrawal and Termination of Employment. A Participant may terminate participation in the Purchase Plan and withdraw all, but not less than all, of the payroll deductions credited to the Participant's account under the Purchase Plan at any time prior to the Termination Date of an Offering, by giving written notice to the Company. The notice must state the Participant's desire to terminate involvement in the Purchase Plan, specify a termination date and request the withdrawal of all of the Participant's payroll deductions held under the Purchase Plan. All of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as soon as practicable after the termination date specified in the notice (or, if no date is specified, as soon as practicable after receipt of the notice of termination and withdrawal), and the Purchase Plan Option for the current Offering Period will automatically be canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made during the Offering Period or for any subsequent Offering Period unless a new participation form is filed. A Participant's withdrawal from an Offering will not have any effect upon the Participant's eligibility to participate in a succeeding Offering or in any similar plan which the Company may adopt.

  Upon termination of a Participant's employment prior to the last day of an Offering Period for any reason, including retirement or death, the payroll deductions credited to such Participant's account will be returned as soon as practicable after such termination to such Participant or, in the case of the Participant's death, to the person or persons entitled to such funds in accordance with the provisions described above under the section "Non-Transferability of Purchase Plan Options," and the Participant's Purchase Plan Option will be automatically canceled. A transfer of employment between the Company and a subsidiary or between subsidiaries and absences or leaves approved by the Company are not considered terminations under the Purchase Plan.

  Upon withdrawal and termination of a Participant's participation in the Purchase Plan or termination of employment, the Participant will be entitled to receive, at the Participant's option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased and then held for the benefit of the Participant; or (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional shares deemed to have been purchased. For purposes of withdrawal from the Purchase Plan or termination of employment, "Fair Market Value" means the prevailing market price of the Common Stock as reported by the Nasdaq National Market on the first day on which shares of Common Stock are traded following the day on which Norwest receives notice from a Participant of an event of withdrawal or termination. If a Participant elects to receive cash, such Participant will be required to pay Norwest's customary commission and sale transaction fees related to the sale of shares owned by such Participant.

FEDERAL INCOME TAX CONSEQUENCES

  The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual participant who receives a Purchase Plan Option and does not address special rules that may be applicable to directors and officers of the Company.

  The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Purchase Plan so qualifies, the amount withheld from a Participant's compensation under the Purchase Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the Participant. However, a Participant will generally not recognize any income for federal income tax purposes either on the grant of a Purchase Plan Option or upon the issuance of any shares of Common Stock under the Purchase Plan.

  The federal income tax consequences incurred upon disposition of shares of Common Stock acquired under the Purchase Plan depend upon how long a Participant holds the shares. If a Participant disposes of shares acquired under the Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Date of the Offering in which the shares were acquired, an amount equal to the difference between the purchase price and the fair market value of the shares on the last day of the Offering Period will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. Such amount may be subject to wage withholding. The difference between the amount realized upon such disposition of the shares and their fair market value on the last day of the Offering Period will constitute long-term capital gain or loss if the disposition occurs more than one year after the last day of the Offering Period and short-term capital gain or loss if the disposition occurs one year or less after the last day of the Offering Period.

  If a Participant disposes of any shares acquired under the Purchase Plan more than two years after the Offering Date of the Offering in which such shares were acquired (or if no disposition has occurred by the time of Participant's death) an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price, or (b) the excess of the fair market value of the shares on the Offering Date of the Offering in which the shares were acquired over the purchase price will be recognized as ordinary income and may be subject to wage withholding. With respect to a disposition of such shares, any remaining gain on such disposition will be taxed as long-term capital gain. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a Participant's estate or the person receiving such shares by reason of the Participant's death may result in capital gain or loss.

  No income tax deduction ordinarily is allowed to the Company with respect to the grant of any Purchase Plan Option, the issuance of any shares of Common Stock under the Purchase Plan or the disposition of any shares acquired under the Purchase Plan and held for two years. However, if a Participant disposes of shares purchased under the Purchase Plan within two years after the Offering Date of the Offering in which the shares were acquired, the Company will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the Participant, provided that the Company complies with the applicable wage withholding requirements.

BOARD OF DIRECTORS RECOMMENDATION

  The Board of Directors recommends that the stockholders vote FOR approval of the Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Employee Stock Purchase Plan.

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

                                  PROPOSAL 3

  The Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1997. Such firm has acted as independent auditors of the Company since the fiscal year ended December 31, 1989. Although it is not required to do so, the Board wishes to submit the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the appointment of Ernst & Young LLP, another firm of independent auditors will be considered by the Board of Directors. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

BOARD OF DIRECTORS RECOMMENDATION

  The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as auditors of the Company for the year ending December 31, 1997. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the ratification of Ernst & Young LLP.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company during the year ended December 31, 1996 and written representations by such persons, none of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act, except as follows: Gary A. Peterson failed to timely file a Form 4 with respect to the purchase by PSF Health Care Fund L.P. of 20,000 shares of Common Stock in August 1996.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Proposals of stockholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices by December 4, 1997.

                                 OTHER MATTERS

  The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

                                 MISCELLANEOUS

  THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 TO EACH PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF MARCH 20, 1997, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: OPTICAL SENSORS INCORPORATED, 7615 GOLDEN TRIANGLE DRIVE, SUITE A, MINNEAPOLIS, MINNESOTA 55344; ATTN: STOCKHOLDER INFORMATION.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          Sam B. Humphries
                                          President and Chief Executive
                                          Officer

April 4, 1997
Minneapolis, Minnesota

                          OPTICAL SENSORS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                         (As Adopted December 3, 1996)

1. Purpose. The purpose of this Employee Stock Purchase Plan (the "Plan") is to advance the interests of Optical Sensors Incorporated (the "Company") and its shareholders by providing Employees of the Company and its Designated Subsidiaries (as defined in Section 2(e) below) with an opportunity to acquire an ownership interest in the Company through the purchase of Common Stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.  Definitions.

    (a)  "Board" means the Board of Directors of the Company.

    (b) "Common Stock" means the common stock, par value $.01 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 13 of the Plan.

    (c)  "Committee" means the entity administering the Plan, as provided in
    Section 3 below.

    (d) "Compensation" means all earnings and commissions that are included in regular compensation, excluding bonuses (except to the extent that the inclusion of any such item is specifically directed by the Committee), determined in a manner consistent with the requirements of Section 423 of the Code, as provided in Section 1 above.

    (e) "Designated Subsidiary" means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

    (f) "Employee" means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries, exclusive of any such person whose customary employment with the Company or a Designated Subsidiary is for 20 hours or less per week.

    (g)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (h) "Fair Market Value" means, with respect to the Common Stock, as of any date:

         (i) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market, the closing sale price of the Common Stock on such exchange or by the Nasdaq National Market as of such date, rounded up to the next highest full cent (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or

         (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market System, and bid and asked prices therefor in the over-the-counter market are reported by the Nasdaq SmallCap System or the National

         Quotation Bureau, Inc. (or any comparable reporting service), the average of the closing bid and asked prices as of such date, rounded up to the next highest full cent (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade), as so reported by the Nasdaq SmallCap System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service); or

         (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in its sole discretion, but in a manner acceptable under Section 423 of the Code. (i) "Offering" means any of the offerings to Participants of options to purchase Common Stock under the Plan, each continuing for three months, except for the initial Offering which shall continue for four months, as described in Section 5 below.

    (j) "Offering Date" means the first day of the Offering Period under the Plan, as described in Section 5 below.

    (k) "Offering Period" means the time period commencing on the Offering Date and ending on the Termination Date.

    (l)  "Option Price" is defined in Section 8 below.

    (m) "Participant" means an eligible Employee who elects to participate in the Plan pursuant to Section 6 below.

    (n)  "Securities Act" means the Securities Act of 1933, as amended.

    (o) "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

    (p) "Termination Date" means the last day of the Offering Period under the Plan, as described in Section 5 below.

3. Administration. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by either the Board or if the Board determines, in its sole discretion, by a committee of the Board consisting solely of not less than two members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Members of such a committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of such a committee shall constitute a quorum. Such a committee shall act by majority approval of the members and shall keep minutes of its meetings. Action of such a committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a committee's meetings and of its actions by written consent shall be kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer to such committee. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action in connection with construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant. No member of the

Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

4.  Eligibility.

    (a) Any Employee who is employed by the Company or a Designated Subsidiary on the date that this Plan is approved by the Board and any Employee who becomes an employee after such date and has been employed by the Company or a Designated Subsidiary for at least one month prior to an Offering Date shall be eligible to participate in the Plan, beginning with the Offering commencing on such Offering Date, subject to the limitations imposed by
    Section 423(b) of the Code. With respect to a Designated Subsidiary that has been acquired by the Company, the period of employment of Employees of such Designated Subsidiary occurring prior to the time of such acquisition shall be included for purposes of determining whether an Employee has been employed for the requisite period of time under the Plan.

    (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:

         (i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to
         Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

         (ii) the amount of payroll deductions that the Employee has elected to have withheld under such option (pursuant to Section 7 below) would permit the Employee to purchase shares of Common Stock under all "employee stock purchase plans" (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

5. Offerings. Options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offerings, each continuing for three months except for the initial Offering Period, and each of which shall commence on February 1, May 1, August 1 and November 1 of each year, as the case may be, except for the initial Offering Period (the "Offering Date"), and shall terminate on April 30, July 31, October 31 and January 31 of each year, as the case may be (the "Termination Date"). The first Offering under the Plan shall have an Offering Date of January 1, 1997 and a Termination Date of April 30, 1997. Offerings under the Plan shall continue until either
(a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all eligible Employees, or (b) the Plan is terminated in accordance with Section 17 below.

6.  Participation.

    (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (the "Participation Form") and filing the Participation Form with the Company's Human Resources Department not less than 15 days before the Offering Date of the first Offering in which the Participant wishes to participate.

    (b) Except as provided in Section 7(a) below, payroll deductions for a Participant shall begin with the first payroll following the applicable Offering Date, and shall continue until the termination date of the Plan, subject to earlier termination by the Participant as provided in Section 11 below or increases or decreases by the Participant in the amount of payroll deductions as provided in Section 7(c) below.

    (c) A Participant may discontinue participation in the Plan at any time as provided in Section 11 below.

7.  Payroll Deductions.

    (a) By completing and filing a Participation Form, a Participant shall elect to have payroll deductions made from the Participant's total Compensation (in whole percentages from one percent (1%) to a maximum of ten percent (10%) of the Participant's total Compensation) on each payday during the time he or she is a Participant in the Plan in such amount as he or she shall designate on the Participation Form; provided, however, that no Participant's payroll deductions shall be less than $10.00 per pay period.

    (b) All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The monies represented by such account shall be held as part of the Company's general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such account.

    (c) No increases or decreases of the amount of payroll deductions for a Participant may be made during an Offering. A Participant may increase or decrease the amount of payroll deductions under the Plan for subsequent Offerings by completing an amended Participation Form and filing it with the Company's Human Resources Department not less than 15 days prior to the Offering Date as of which such increase or decrease is to be effective.

8. Grant of Option. On each Offering Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase (at the Option Price) as many shares of Common Stock as the Participant will be able to purchase with the payroll deductions credited to the Participant's account during the Offering Period. Notwithstanding the foregoing, in no event may the number of shares purchased by any Employee during an Offering exceed 1,500 shares of Common Stock. The option price per share of such shares (the "Option Price") shall be the lesser of (a) eighty-five percent (85%) of the Fair Market Value of one share of Common Stock on the Offering Date, or (b) eighty-five (85%) of the Fair Market Value of one share of Common Stock on the Termination Date.

9.  Exercise of Option.

    (a)  Unless a Participant gives written notice to the Company as provided in
    Section 9(d) below or withdraws from the Plan pursuant to Section 11 below, the Participant's option for the purchase of shares of Common Stock granted for an Offering will be exercised automatically at the Termination Date of such Offering for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in the Participant's account on such Termination Date will purchase at the applicable Option Price.

    (b) A Participant may purchase one or more shares in connection with the automatic exercise of an option granted for any Offering. If the Committee elects to deliver a statement of account to Participants pursuant to Section 10(a)(i)(A) below, that portion of any balance remaining in a Participant's payroll deduction account at the close of business on the Termination Date of any Offering that is less than the purchase price of one full share will be deemed to have purchased such number of fractional shares of Common Stock as would then be purchasable at the applicable Option Price, with such fractional shares calculated to the third (3rd) decimal place. If the Committee elects to deliver stock certificates to Participants pursuant to
    Section 10(a)(i)(B) below, that portion of any balance remaining in a Participant's payroll deduction account at the close of business on the Termination Date of any Offering that is less than the purchase price of one full share will be carried forward into the Participant's payroll deduction account for the following Offering; provided that in no event will the balance carried forward be equal to or greater than the purchase price of one share on the Termination Date of an Offering.

    (c) No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery or credit of such Common Stock in accordance with Section 10 below. During the Participant's lifetime, a Participant's option to purchase shares of Common Stock under the Plan is exercisable only by such Participant.

    (d) By written notice to the Company prior to the Termination Date of any Offering, a Participant may elect, effective on such Termination Date, to:

         (i) withdraw all of the accumulated payroll deductions in the Participant's account as of the Termination Date (which withdrawal may, but need not, also constitute a notice of termination and withdrawal pursuant to Section 11(a)); or

         (ii) exercise the Participant's option for a specified number of full shares not less than five that is less than the number of full shares of Common Stock that the accumulated payroll deductions in the Participant's account will purchase on the Termination Date of the Offering at the applicable Option Price, and withdraw the balance in the Participant's payroll deduction account.

10. Delivery.

    (a) As promptly as practicable after the Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the following:

         (i) At the election of the Committee, either issue (A) in certificated or uncertificated form to a third party the aggregate number of shares of Common Stock purchased in connection with an Offering (including an aggregate of all of the fractional shares deemed to have been purchased pursuant to Section 9(b) above) rounded to the nearest full share, which shares will be held by such third party for the benefit of the Participants in accordance with their respective interests, and to each Participant a statement summarizing the number of whole shares of Common Stock purchased and fractional shares deemed purchased upon exercise of the Participant's option granted for such Offering, or (B) a certificate representing the number of full shares of Common Stock purchased upon exercise of the Participant's option granted for such Offering, registered in the name of the Participant or, if the Participant so directs on the Participation Form, in the names of the Participant and his or her spouse.

         (ii) If the Participant makes an election pursuant to Section 9(d)(i) above for the Offering, a check in an amount equal to the total of the payroll deductions credited to the Participant's account.

         (iii) If Participant makes an election pursuant to Section 9(d)(ii) above, a check in the amount of the balance of any payroll deductions credited to the Participant's account that were not used for the purchase of Common Stock. (iv) If the balance in the Participant's payroll deduction account exceeds the dollar amount necessary to purchase the maximum amount of shares that may be purchased in an Offering, a check in an amount equal to the excess balance.

    (b) If the Company delivers a statement of account as provided in Section 10(a)(i)(A) above, a Participant may at any time request that a certificate for the number of whole shares of Common Stock purchased by such Participant in an Offering or in any previous Offering (with respect to which such participant has not been issued a certificate) be issued and delivered to such Participant by making a written request to the Company. Such written request shall be made to the Company's Human Resources Department or, at the direction of the Company, to the transfer agent and registrar for the Company's Common Stock. In lieu of issuing certificates for fractional shares, Participants will receive a cash distribution representing any fractional shares, calculated in accordance with Section 11(a) below.

    (c) If the Company delivers a statement of account as provided in Section 10(a)(i)(A) above, all full shares purchased and fractional shares deemed to have been purchased by a Participant in an Offering and in any subsequent Offerings will accumulate for the benefit of the Participant until the Participant's withdrawal or termination pursuant to Section 11 below.

11. Withdrawal; Termination of Employment.

    (a) A Participant may terminate participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to the Participant's account under the Plan at any time prior to the Termination Date of an Offering, for such Offering, by giving written notice to the Company. Such notice shall state that the Participant wishes to terminate the Participant's involvement in the Plan, specify a termination date and request the withdrawal of all of the Participant's payroll deductions held under the Plan. All of the Participant's payroll deductions credited to the Participant's account will be paid to such participant as soon as practicable after the termination date specified in the notice of termination and withdrawal (or, if no such date is specified, as soon as practical after receipt of notice of termination and withdrawal), and the Participant's option for such Offering will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering or for any subsequent Offering, except in accordance with a new Participation Form filed pursuant to Section 6 above. If the Committee elects to deliver a statement of account pursuant to
    Section 10(a)(i)(A) above, then on the withdrawal and termination of a Participant's participation in the Plan, the

    Participant will be entitled to receive, at the Participant's option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased pursuant to Section 9(b) then held for the benefit of the Participant; or (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional shares deemed to have been purchased. In any event, Fair Market Value will be determined as set forth in Section 11(d) below, and such certificate will be delivered and such amounts paid as soon thereafter as practicable.

    (b) Upon termination of a Participant's employment for any reason, including retirement or death, the payroll deductions accumulated in the Participant's account will be returned to the Participant as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 14 below, and the Participant's option will be automatically canceled. If the Committee elects to deliver a statement of account pursuant to Section 10(a)(i)(A), then upon the termination of a Participant's employment for any reason, including retirement or death, the Participant, or, in the case of death, the Participant's Designated Beneficiary (if allowed by the Committee) or the executor or administrator of the Participant's estate will be entitled to receive, at their option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased pursuant to Section 9(b) then held for the benefit of the Participant; or
    (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional share deemed to have been purchased. In any event, Fair Market Value will be determined as set forth in Section 11(d) below and such certificate will be delivered and such amounts paid as soon thereafter as practicable. For purposes of the Plan, the termination date of employment shall be the Participant's last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or absence or leave approved by the Company, shall not be deemed a termination of employment under this
    Section 11(b).

    (c) A Participant's termination and withdrawal pursuant to Section 11(a) above will not have any effect upon the Participant's eligibility to participate in a subsequent Offering by completing and filing a new Participation Form pursuant to Section 6 above or in any similar plan that may hereafter be adopted by the Company.

    (d) For purposes of this Section 11 only, "Fair Market Value" means the prevailing market price of the Common Stock on any national securities exchange (if the Common Stock is listed on any such exchange) or as reported by the Nasdaq National Market, the Nasdaq SmallCap System or the National Quotation Bureau, Inc. (or any comparable reporting service), as the case may be, (if transactions or bid and asked prices are reported in the over-the-counter market are so reported) on the first day on which shares of Common Stock are traded following the day on which the Company, or if the Company so designates, the Company's agent, receives notice from a Participant of an event specified in Section 11(a) or 11(b) above.

12. Interest. No interest shall accrue on a Participant's payroll deductions under the Plan.

13. Stock Subject to the Plan.

    (a) The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 13(b) below. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to
    Section 8 above on any Termination Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable as determined in the Company's sole discretion. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant's account as soon as practicable after the Termination Date of such Offering.

    (b) If any option under the Plan is exercised after any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Common Stock or the like, occurring after the shareholders of the Company approve the Plan, the number of shares of Common Stock to which such option shall be applicable and the Option Price for such Common Stock shall be appropriately adjusted by the Company.

    (c) In the event that Participants are deemed to have purchased fractional shares of Common Stock pursuant to Section 9(b) above, the aggregate of such fractional share interests at any given time will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

14. Designation of Beneficiary.

    (a) In the discretion of the Committee, a Participant may file written designation of a beneficiary who is to receive shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death at a time when cash or shares of Common Stock are held for the Participant's account.

    (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 above) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11(a) above.

16. Share Transfer Restrictions.

    (a) Shares of Common Stock shall not be issued under the Plan unless such issuance is either registered under the Securities Act and applicable state securities laws or is exempt from such registrations.

    (b) Shares of Common Stock issued under the Plan may not be sold, assigned, transferred, pledged, encumbered, or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to exemptions from such registrations.

17. Amendment or Termination. The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code. The Board also may terminate the Plan or the granting of options pursuant to the Plan at any time; provided, however, that the Board shall not have the right to modify, cancel, or amend any outstanding option granted pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.

18. Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the Company' Human Resources Department or in such other department or by such other person as may be designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

19. Effective Date of Plan. The Plan shall be effective as of December 3, 1996, the date the Plan was adopted by the Board. The Plan has been adopted by the Board subject to shareholder approval, and prior to shareholder approval shares of Common Stock may be issued under the Plan subject to such approval.

20. Miscellaneous. The headings to Sections in the Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to Sections in the Plan shall be to Sections of the Plan. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

                          Optical Sensors Incorporated
                          EMPLOYEE STOCK PURCHASE PLAN

        PAYROLL DEDUCTION AUTHORIZATION FORM AND SUBSCRIPTION AGREEMENT


______    Original Application
______    Change in Payroll Deduction Amount

1.  I, _______________________________ hereby elect to participate in the
    Optical Sensors Incorporated Employee Stock Purchase Plan (the "Plan") and subscribe to purchase shares of the Company's Common Stock (the "Shares") in accordance with this Agreement and the Plan.

2. I hereby authorize payroll deductions, beginning ____________, 19__, from each paycheck in the amount of __% of my compensation (may not exceed ten percent (10%) of total compensation on each payday) in accordance with the Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares in accordance with the Plan, and that shares will be purchased for me automatically at the end of each three-month Offering Period under the Plan (four months for the Offering Period beginning on January 1, 1997) unless I withdraw my accumulated payroll deductions, withdraw from the Plan, or both, by giving written notice to the Company prior to the end of the offering period, as provided in the Plan.

4. Shares purchased for me under the Plan should be issued or held in an account in the name(s) of:


    ----------------------------------------------------------------------------

                                   (name(s))


    ----------------------------------------------------------------------------
                                   (address)



    ----------------------------------------------------------------------------
                            (social security number)


5. I understand that if I dispose of any Shares received by me pursuant to the Plan within two years after the first day of the Offering Period during which I purchased such Shares, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were delivered to me over the option price paid for the Shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the Shares at the time of such disposition over the amount paid for the Shares under the option, or (b) the excess of the fair market value of the Shares over the option price, measured as if the option had been exercised on the first day of the offering period during which I purchased such shares. The remainder of the gain, if any, recognized on such disposition will be taxed at capital gains rates.

6. I have read the current prospectus for the Optical Sensors Incorporated Employee Stock Purchase Plan.


Date:
       -----------------------      ------------------------------------------
                                              Signature of Employee



CERTIFICATION OF TAX IDENTIFICATION NUMBER


------------------------------------------------------------------------------
Please indicate your Social Security or Tax Identification Number

I certify under penalties of perjury (1) that the number above is my correct Social Security or Taxpayer Identification Number and (2) that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.


Date:
       -----------------------      ------------------------------------------
                                              Signature of Employee

--------------------------------------------------------------------------------

PROXY

                          OPTICAL SENSORS INCORPORATED
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Sam B. Humphries and Wesley G. Peterson, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Optical Sensors Incorporated held of record by the undersigned on March 20, 1997, at the Annual Meeting of Stockholders to be held on May 13, 1997, or any adjournment, thereof.

1. ELECTION OF DIRECTORS.

 [_] FOR all nominees listed below [_] AGAINST all nominees listed below (except as marked to the contrary below)

      Sam B. Humphries      Peter H. McNerney    Demetre M. Nicoloff, M.D.
      Promod Haque, Ph.D.   John M. Nehra        Gary A. Peterson

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                                NOMINEE'S NAME.)

2. Proposal to consider and act upon a proposal to approve the Company's Employee Stock Purchase Plan.

                         [_] FOR[_] AGAINST[_] ABSTAIN

3. Proposal to ratify the Appointment of Ernst & Young LLP as Independent Auditors for the Company for the fiscal year ending December 31, 1997.

                         [_] FOR[_] AGAINST[_] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           Dated: ____________, 1997

                                           ------------------------------------
                                                   Signature

                                           ------------------------------------
                                               Signature if held
                                                    jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
      ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------